Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media:	Investors:	Media:
Keri P. Mattox	Jonathan Neely	Heather Zoumas Lubeski
(484) 216-7912	(484) 216-6645	(484) 216-6829

Endo International plc Announces Pricing of Private Offering Of Senior Notes

DUBLIN, June 24, 2015– Endo International plc (NASDAQ: ENDP) (TSX: ENL) (“Endo”) today announced that Endo Limited, Endo Finance LLC and Endo Finco Inc. (collectively, the “Issuers”), its wholly-owned subsidiaries, priced $1.635 billion aggregate principal amount of 6.00% senior notes due July 2023 at an issue price of $1,000 per $1,000 principal amount in connection with their previously announced private offering. The notes will be unsecured, unsubordinated obligations of Endo Limited, Endo Finance LLC and Endo Finco Inc. and will be guaranteed by certain of Endo Limited’s direct and indirect subsidiaries.

Endo intends to use the net proceeds from the offering, together with $3.8 billion of new senior secured credit facilities and cash on hand, to (i) fund the purchase price of the previously announced acquisition of Par Pharmaceutical Holdings, Inc. (“Par”), as well as for repayments of indebtedness of Par and certain transaction expenses, (ii) refinance Endo’s existing Term Loan B Facility and (iii) redeem (a) all $481,894,000 aggregate principal amount outstanding of the 7.00% Senior Notes due 2019 of Endo Finance LLC and Endo Finco Inc., and (b) all $17,981,000 aggregate principal amount outstanding of the 7.00% Senior Notes due 2019 of Endo Health Solutions Inc. (collectively, the “Redemption”). Endo intends to use any remaining proceeds for general corporate purposes, including acquisitions and debt repayments.

Endo has upsized the offering of notes and its new senior secured credit facilities by a total of $500 million and expects to use those additional net proceeds, together with cash on hand, to consummate the Redemption.

The notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release will not constitute an offer to sell or a solicitation of an offer to buy any notes or any other securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. These forward-looking statements include the following: Endo’s intention to offer notes, its financing plans and the use of proceeds of the proposed offering, the consummation of the proposed acquisition of Par, and the repayment and redemption of indebtedness of Endo and Par. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” or similar expressions are forward-looking statements. Endo has based these forward-looking statements on its current expectations and projections about the growth of its business, its financial performance and the development of its industry. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. There can be no assurance that Endo will be able to complete the proposed offering on the anticipated terms, or at all. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings, as applicable, with the Securities and Exchange

Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in Endo’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.